ASSIGNMENT AND CONVEYANCE AGREEMENT

On this 25th day of May, 2006, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Wells Fargo Bank, N.A. (the “Seller”) as the Seller under that certain Second Amended and Restated Master Mortgage Loan Purchase Agreement (the “Purchase Agreement”) and as the Company under that certain Second Amended and Restated Master Seller’s Warranties and Servicing Agreement (the “Servicing Agreement”) each dated as of May 1, 2006, (collectively, the “Agreements”) does hereby sell, transfer, assign, set over and convey to Bank of America, National Association as the Purchaser (the “Purchaser”) under the Agreements, and the Purchaser hereby accepts from the Seller, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to each of the Company Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Schedule I (the “Mortgage Loans”), together with the Custodial Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.03 of the Servicing Agreement, the Seller has delivered to the Custodian the documents required to be delivered under the Agreements for each Mortgage Loan to be purchased. The Servicing Files and the Retained Mortgage Files retained by the Seller pursuant to Section 2.01 of the Servicing Agreement shall be appropriately marked to clearly reflect the sale of the related Mortgage Loans to the Purchaser.

The Seller hereby makes the representations and warranties set forth in Section 3.01 and for each of the Mortgage Loans, Section 3.02 of the Servicing Agreement as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreements.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Assignment and Conveyance Agreement as of the date first set forth above.

BANK OF AMERICA, NATIONAL ASSOCIATION Purchaser	WELLS FARGO BANK, N.A. Seller

By: /s/ Bruce W. Good	By: /s/ Kelly Lynn Butter

Name: Bruce W. Good Title: Vice President	Name: Kelly Lynn Butter Title: Assistant Vice President

[Signature page to Assignment and Conveyance Agreement for BANA-Wells Fargo W36 (5/25/06)]

SCHEDULE I

COMPANY MORTGAGE LOANS
MORTGAGE LOAN SCHEDULE
(WFHM 2006-W36)